SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2009

SILICON GRAPHICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-10441		94-2789662
(Commission File Number)		(IRS Employer Identification No.)

1140 East Arques Ave. Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 524-1980

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2009, Mr. Barry Weinert was appointed Chief Restructuring Officer of Silicon Graphics, Inc. (the “Company”).  In his capacity as Chief Restructuring Officer, Mr. Weinert will, among other things, assist the Company in the administration of its Chapter 11 bankruptcy case and in the preparation, confirmation and consummation of a Chapter 11 plan of reorganization.

Mr. Weinert, age 55, previously served as the Company’s Vice President and General Counsel from January 2006 until January 2009.  He joined the Company in May 1995 as Commercial Counsel and served as the Associate General Counsel from March 2001 until January 2006.

Mr. Weinert’s engagement agreement with the Company provides for compensation in the amount of $35,000 per month until July 10, 2009, $30,000 per month until September 10, 2009 and $25,000 per month until November 10, 2009 as well as reimbursement of reasonable business expenses.  Mr. Weinert’s compensation remains subject to approval by the United States Bankruptcy Court for the Southern District of New York.  Mr. Weinert has been engaged to provide restructuring services until the earlier of November 10, 2009 or the final liquidation and dissolution of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON GRAPHICS, INC.

Date:	May 15, 2009	By:	/s/ Barry Weinert
			Name:	Barry Weinert
			Title:	Chief Restructuring Officer